SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)

                        October 5, 1995
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                    Rhone-Poulenc Rorer Inc.
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     (Exact name of registrant as specified in its charter)


Pennsylvania                 1-5851                    23-1699163
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(State or other juris-    (Commission               (IRS Employer
diction of incorporation) File Number)        Identification No.)

               500 Arcola Road, Collegeville, PA          19426
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            (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (610)454-8000
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  (Former name or former address, if changed since last report)

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Item 5.   Other Events
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As discussed in the attached press releases, on October 5, 1995,
Rhone-Poulenc Rorer Inc. announced its final offer of 265 pence per share for the U.K. pharmaceutical company Fisons plc (the "Final Offer"). The Company also announced that in connection with the Final Offer, its wholly owned subsidiary RPR
Acquisition Corp. made certain purchases of issued ordinary shares of Fisons in open market transactions. As of October 13, 1995, over 144 million shares, representing just under 20.9% of Fisons' share capital, had been purchased at a cost exceeding $600 million.

On October 11, 1995, the Board of Fisons recommended the Final
Offer to its shareholders.

The Final Offer is not being made directly or indirectly in the United States.



Item 7.   Exhibits
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(c)  Exhibit 20(a) - Rhone-Poulenc Rorer Inc. press release dated
     October 5, 1995.

     Exhibit 20(b) - Rhone-Poulenc Rorer Inc. press release dated
     October 6, 1995.

     Exhibit 20(c) - Rhone-Poulenc Rorer Inc. press release dated
     October 11, 1995.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    RHONE-POULENC RORER INC.
                                --------------------------------
                                           (registrant)




Dated:  October 20, 1995    By:  /s/     Thomas F. Crawford
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                                         Thomas F. Crawford
                                         Vice President and
                                          Corporate Controller

                          EXHIBIT INDEX


20(a)          Rhone-Poulenc Rorer Inc. press release dated
               October 5, 1995.

20(b)          Rhone-Poulenc Rorer Inc. press release dated
               October 6, 1995.

20(c)          Rhone-Poulenc Rorer Inc. press release dated
               October 11, 1995.